UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 19, 2021

Petros Pharmaceuticals, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-39752	85-1410058
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1185 Avenue of the Americas, 3rd Floor

New York, New York 10036
(Address of principal executive offices)    (Zip code)

(973) 242-0005
(Registrant's telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 Under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	PTPI	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company         ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.          ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)        Effective as of February 19, 2021, Petros Pharmaceuticals, Inc. (“Petros” or the “Company”), entered into an employment offer letter (the “Employment Offer Letter”) with Mr. Fady Boctor, who has served as President and Chief Commercial Officer of the Company since November 2020. Pursuant to the terms of the Employment Offer Letter, Mr. Boctor will serve in an “at-will” capacity, at an initial base salary of $350,000 per annum. Mr. Boctor will receive a signing bonus in the amount of $250,000 (the “Signing Bonus”), payable in two equal installments of $125,000 each, the first of which was paid to Mr. Boctor in December 2020, and the second will be paid to Mr. Boctor as soon as practicable following May 1, 2021, provided that Mr. Boctor remains employed with the Company on such date. The Employment Offer Letter provides that in the event that Mr. Boctor does not remain employed by Petros on May 1, 2022, he shall be obligated to repay to Petros the Signing Bonus, unless his employment was terminated by Petros without “Cause” or by Mr. Boctor for “Good Reason” as such terms are defined in the Employment Offer Letter. Additionally, commencing in calendar year 2021, Mr. Boctor will be eligible to earn an annual cash bonus (the “Annual Bonus”) in respect of each calendar year that ends during the term of his employment, to be earned based on the achievement of performance objectives determined in the discretion of the compensation committee. Each Annual Bonus will be targeted at 100% of Mr. Boctor’s then-base salary. Mr. Boctor will be entitled to participate in all employee benefit plans, policies, programs or privileges made available to similarly situated employees of Petros. The Employment Offer Letter contains customary restrictive covenants and confidentiality obligations and provides that Mr. Boctor will be subject to non-competition and non-solicitation covenants during the term of his employment with Petros and for a period of one-year following Mr. Boctor’s separation from the Company under any circumstances.

In consideration of entering into the Employment Offer Letter, Mr. Boctor was granted an option to purchase up to 215,669 shares of the Company’s Common Stock, par value $0.0001 per share, at an exercise price of $3.74 per share (the “Options”). The Options vested 50% as of February 19, 2021, the date of grant, and the remainder shall vest in equal installments on the first and second anniversary thereof.

The foregoing description is qualified in its entirety by reference to the complete terms and conditions of the Employment Offer Letter and Form of Petros Pharmaceuticals, Inc. Nonqualified Stock Option Grant Agreement, which are filed as Exhibits 10.1 and 10.2, respectively, to this Current Report on Form 8-K and incorporated by reference into this Item 5.02.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

See the Exhibit Index below, which is incorporated by reference herein.

EXHIBIT INDEX

Exhibit	Description
10.1†*	Employment Offer Letter, entered into as of February 19, 2021, by and between Petros Pharmaceuticals, Inc. and Fady Boctor.
10.2†*	Form of Petros Pharmaceuticals, Inc. Nonqualified Stock Option Grant Agreement.

†	Management contract or compensatory plan or arrangement.
*	Schedules and exhibits omitted pursuant to Item 601(a)(5) of Regulation S-K. The registrant will furnish a copy of any omitted schedule or exhibit as a supplement to the SEC or its staff upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PETROS PHARMACEUTICALS, INC.

Date: February 25, 2021	By:	/s/ Mitchell Arnold
Name: Mitchell Arnold
Title: Vice President of Finance